Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230

EXHIBIT 99.1

Press Release

For Immediate Release

Numerex Reports First Quarter 2014 Financial Results

•	Total Revenues of $20.8 million in Q1, up 26% year-over-year
•	Gross Margins improve to 47.4%, up 13% year-over-year
•	Subscription and support revenues up 17% year-over-year to $13.9 million
•	Adjusted EBITDA increases 50% year-over-year to $2.8 million
•	Recorded $1.1 million in GAAP Earnings, or $0.06 per share

ATLANTA, GA May 7, 2014—Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand machine-to-machine (M2M) solutions enabling the Internet of Things (IoT), today announced financial results for its first quarter ended March 31, 2014.

“The Company posted a solid first quarter financial performance and significantly advanced its strategy through the acquisition of Omnilink, while continuing to expand its pipeline of managed service opportunities,” stated Stratton Nicolaides, CEO and chairman of Numerex. “We continue to benefit from an increase in demand for our integrated solutions, M2M services, and product lines, as well as our focus on expanding our presence in the supply chain, asset monitoring, and security markets. This vertically-focused strategy, supported by our fully integrated network and application platforms, has been significantly bolstered through the merger. The resultant expansion of our product lines into offender electronic monitoring, people tracking, and new asset tracking markets is highly complementary to our overall product strategy.”

Additional Q1Financial Highlights and Year-over-Year Comparisons to Q1 of 2013

•	Gross Margin generated by subscriptions and support revenues was 61.4% compared to 56.2%;

•	Gross Profit increased to $9.8 million, up 42.5% from $6.9 million;

•	GAAP income from continuing operations was $1.1 million, compared to $28 thousand;

•	GAAP income from continuing operations was $0.06 per diluted share compared to $0.00;

•	Adjusted EBITDA margin (non-GAAP) was 13.4%, up 19%;

•	Embedded devices and hardware revenues were $6.9 million, up 52.0%

Mr. Nicolaides continued, “We anticipate continued robust revenue growth across the board, particularly in the Company’s subscription and support revenues for the full year 2014, which we expect will range between $68 and $70 million for the full year, including the contribution from Omnilink. This reflects growth of 30% to 34% over the $52 million the Company recorded in the full year 2013. Also, as a result of a strong first quarter performance, we continue to expect operating leverage (excluding acquisition related costs) to improve during 2014. Our subscription base increased to 2.26 million subscriptions, adding 54,000 during the first quarter with average revenue per unit (ARPU) increasing slightly over the fourth quarter of last year. We will record approximately 30,000 Omnilink subscriptions in our next quarter’s cumulative tally. Equally as important, the APRU of this acquired base is over $25 per unit per month and is consistent with our strategy of focusing on high-value M2M solutions. We have increased our adjusted EBITDA growth guidance to an expected range of 36% to 40% over full year 2013, anticipating a contribution from our newly acquired operations.”

Financial Metrics

	Three Months Ended
	March 31
Non-GAAP Measures*	2014	2013

Adjusted EBITDA ($ in millions)	$2.8	$1.8
Adjusted EBITDA as a percent of total revenue	13.4%	11.2%
Adjusted EBITDA per diluted share	$0.14	$0.10
Net new subscriptions (units)	54,000	148,000
Total subscriptions (units)	2,263,000	1,872,000

* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures

Subscription and support revenues ($ in millions)	$13.9	$11.9
Gross margin -- subscription and support revenues	61.4%	56.2%
Income from continuing operations, net
of income taxes ($ in millions)	$1.1	$-
Diluted EPS from continuing operations	$0.06	$0.00

Additional Q1 Financial Information and Year-over-year comparisons to Q1 of 2013

Total GAAP operating expenses were $9.2 million compared to $6.9 million:
•	Sales and marketing expenses were $3.0 million compared to $1.9 million. The increase was primarily due to the addition of sales and marketing personnel to drive and to support growth.
•	General and administrative expenses were $3.6 million as compared to $2.9 million. The increase includes higher non-cash compensation expense and merger costs related to Omnilink.
•	Engineering and development costs increased to $1.3 million from $1.0 million to support new product and project initiatives.
•	Operating expenses include depreciation and amortization charges of $1.3 million and $1.0 million.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast and replay of the call will also be available at www.numerex.com under the Investor Relations section. An audio replay will be available via the Numerex web site beginning two hours after the call and will remain on the website for at least 30 days. You can also listen to a replay of the call for the next 30 days by dialing (855) 859-2056 or (404) 537-3406 if outside the U.S. and Canada and entering conference ID 32118793.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT). The Company provides its technology and services through its integrated M2M horizontal platforms which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the risks and uncertainties related to our ability to successfully integrate the operations, products and employees of Omnilink; the effect of the merger on relationships with customers, vendors and lenders; our inability to capture greater recurring service revenues; the risks that a substantial portion of our revenues are derived from contracts that may be terminated at any time; the risks that our strategic suppliers materially change or disrupt flow of products and/or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new machine-to-machine (M2M) products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex’s SEC reports identify additional factors that can affect forward-looking statements.

© 2014 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONSDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Change
	March 31,		Q1'14 v Q1'13
	2014	2013		$ %
Net sales:
Subscription and support revenues	$13,886	$11,907	$1,979	16.6%
Embedded devices and hardware	6,887	4,530	2,357	52.0%
Total net sales	20,773	16,437	4,336	26.4%
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	5,359	5,215	144	2.8%
Embedded devices and hardware	5,574	4,316	1,258	29.1%
Gross profit	9,840	6,906	2,934	42.5%
Gross margin	47.4%	42.0%
Operating expenses:
Sales and marketing	2,954	1,943	1,011	52.0%
General and administrative	3,598	2,865	733	25.6%
Engineering and development	1,278	1,040	238	22.9%
Depreciation and amortization	1,348	1,013	335	33.1%
Operating income	662	45	617	nm*
Interest expense	54	92	(38)	-41.3%
Other income, net	(1,133)	(10)	(1,123)	nm*
Income (loss) from continuing
operations before income taxes	1,741	(37)	1,778	nm*
Income tax expense (benefit)	595	(65)	660	nm*
Income from continuing operations,
net of income taxes	1,146	28	1,118	nm*
Loss from discontinued operations,
net of income taxes	(56)	(17)	(39)	nm*
Net income	$1,090	$11	$1,079	nm*

Basic earnings per share:
Income from continuing operations	$0.06	$0.00
Loss from discontinued operations	(0.00)	(0.00)
Net income	$0.06	$0.00

Diluted earnings per share:
Income from continuing operations	$0.06	$0.00
Loss from discontinued operations	(0.00)	(0.00)
Net income	$0.06	$0.00

Weighted average shares outstanding used in
computing earnings per share:
Basic	18,853	17,661
Diluted	19,350	18,353
_______________
* Not meaningful

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,386	$25,603
Accounts receivable, less allowance for doubtful accounts of $865 and $674	10,695	9,385
Financing receivables, current	1,303	1,223
Inventory, net of reserve for obsolescence of $1,240 and $1,110	8,627	8,315
Prepaid expenses and other current assets	1,982	1,833
Deferred tax assets, current	2,742	2,742
Assets of discontinued operations	745	840
TOTAL CURRENT ASSETS	51,480	49,941

Financing receivables, less current portion	3,061	3,029
Property and equipment, net of accumulated depreciation and
amortization of $2,203 and $1,879	3,228	3,125
Software, net of accumulated amortization of $4,362 and $3,706	4,999	5,130
Other intangibles, net of accumulated amortization of $13,574 and $13,189	6,869	6,868
Goodwill	26,941	26,941
Deferred tax assets, less current portion	3,510	3,958
Other assets	2,077	2,298
TOTAL ASSETS	$102,165	$101,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,086	$9,953
Accrued expenses and other current liabilities	2,252	2,004
Deferred revenues	1,974	1,894
Current portion of long-term debt	686	633
Obligations under capital leases	326	306
Liabilities of discontinued operations	197	207
TOTAL CURRENT LIABILITIES	14,521	14,997

Notes payable, less current portion	317	475
Obligations under capital leases, less current portion	59	148
Other liabilities	1,574	1,693
TOTAL LIABILITIES	16,471	17,313

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; authorized 30,000;
20,117 and 20,069 issued; 18,876 and 18,828 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in-capital	96,408	95,777
Treasury stock, at cost, 1,241 shares	(5,238)	(5,238)
Accumulated other comprehensive loss	(28)	(24)
Accumulated deficit	(5,448)	(6,538)
TOTAL SHAREHOLDERS' EQUITY	85,694	83,977
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$102,165	$101,290

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (GAAP), we have provided EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share, financial measures that are not prepared in accordance with GAAP (non-GAAP). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA is income from continuing operations, net of income taxes. The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA per diluted share is diluted earnings per share from continuing operations.

●
EBITDA is income from continuing operations, net of income taxes, plus depreciation and amortization, interest and other non-operating expenses and income tax expense. Any other non-operating income, net of income taxes is subtracted from income from continuing operations, net of income taxes.

●	Adjusted EBITDA is EBITDA less non-cash equity-based compensation and infrequent or unusual items further described below.

●	EBITDA and Adjusted EBITDA per diluted share is EBITDA and Adjusted EBITDA divided by weighted average diluted shares outstanding.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are provided below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

Similarly, we believe that excluding the effects of equity-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding equity-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of equity-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items, consisting of acquisition-related expenses, and temporarily higher carrier fees. We believe that these are costs that we will not incur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
Investors commonly adjust EBITDA information to eliminate the effect of equity-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Adjusted EBITDA is also a component of our loan covenant calculations. Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS, NET OF INCOME
TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2014	2013
Income from continuing operations, net of income taxes (GAAP)	$1,146	$28
Depreciation and amortization	1,419	1,047
Interest expense and other non-operating (income) expense, net	(1,079)	82
Income tax expense (benefit)	595	(65)
EBITDA (non-GAAP)	2,081	1,092
Equity-based compensation expense	555	322
Infrequent or unusual items	139	432
Adjusted EBITDA (non-GAAP)	$2,775	$1,846

Income from continuing operations, net of income taxes,
per diluted share (GAAP)	$0.06	$0.00
EBITDA per diluted share (non-GAAP)	0.11	0.06
Adjusted EBITDA per diluted share (non-GAAP)	0.14	0.10

Weighted average shares outstanding in computing diluted earnings per share	19,350	18,353

Infrequent or unusual items include gain on sale of cost method investment and acquisition-related expenses in 2014 and temporarily higher carrier fees and acquisition-related expense in 2013.

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